Exhibit 99.1

                 DRI Corporation Applauds Record U.S.
       Federal Funding for Public Transit and Transit Security


    -- Funding Plays an Important Role in Recent Company Guidance on Expected Record-Level 2008 Revenue and Earnings

    -- Legislation Provides a 5.8 Percent Increase to $9.492 Billion for Public Transportation

    --  Appropriations Totaling $400 Million for Transit Security

    -- Energy and Climate Change Legislation May Bring Additional Public Transit Funding


    DALLAS--(BUSINESS WIRE)--January 3, 2008--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, noted today that, according to the American Public Transportation Association (APTA), legislation containing record-setting federal funding appropriations of $9.492 billion for public transportation and $400 million for transit security recently was signed into law by President Bush.

    "This 5.8 percent growth in public transit funding over the prior federal fiscal year will help the U.S. transit industry continue to position public transportation as a key player in reducing greenhouse gas emissions and the dependence on foreign oil. This increase also is important to the Company's 2008 plans. In addition to strengthening our U.S. served markets, it helps underpin our recent guidance on expected record-level earnings and revenue. U.S. federal funding increases may potentially lead to additional demand for DRI's transit communications and transit security equipment in our growth plans," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    TRANSIT APPROPRIATIONS

    According to APTA, the "Consolidated Appropriations Act, 2008" (H.R. 2764) is the result of work between Congress and the White House in December 2007. The $555 billion legislation, which also provides appropriations for domestic federal programs and funding for the war effort, includes $9.492 billion in new budget authority for public transportation -- a $517 million increase over last year's level. An all-time high for public transit, the U.S. federal funding represents a 5.8 percent increase over fiscal year 2007.

    TRANSIT SECURITY APPROPRIATIONS

    APTA said the omnibus spending legislation provides $400 million for public transportation and rail security assistance. Language in the bill requires that at least $25 million of that total be allocated for Amtrak security. The Department of Homeland Security will determine which transit agencies will receive the funds.

    ENERGY AND CLIMATE CHANGE LEGISLATION

    APTA said the Senate Committee on Environment and Public Works approved the "Lieberman-Warner Climate Security Act of 2007" (S. 2191) in December 2007. APTA worked with the committee to include a provision to send a portion of the revenues generated from a "cap-and-trade system" to public transportation. Under the Lieberman-Warner bill, certain large-scale emitters of carbon dioxide and other greenhouse gases, such as utility companies and manufacturers, would be required to submit emission allowances. Transit agencies would not be required to submit allowances. Instead, transit agencies would receive a portion of the revenues generated from the sale of allowances to large-scale emitters.

    According to APTA, investment in public transportation with revenues from climate changes legislation rewards transit for its contributions to reducing greenhouse gas emissions. In September 2007, a Science Applications International Corporation (SAIC) study indicated that public transportation prevented the emission of 6.9 million metric tonnes of carbon dioxide in 2005. The SAIC report analyzed direct emission savings from transit, the savings from transit riders not driving and related congestion reductions. In fact, the emission savings from transit are even greater when the benefits of efficient land-use associated with public transportation are considered.

    APTA said President Bush signed the "Energy Independence and Security Act of 2007" (H.R. 6) into law on Dec. 19, 2007. One of the new law's most important policy changes is an increase in Corporate Average Fuel Economy standards for automobiles and light trucks. Of interest to public transportation, the legislation creates a new "Energy Efficiency and Conservation Grants Program." If funded by Congress in subsequent appropriations bills, APTA believes it would provide block grants to state and local governments to invest in energy efficient activities. Among the eligible uses of these grants is investment in local public transportation infrastructure.

    According to APTA, the new energy bill also requires states to distribute rescissions of contract authority proportionately across individual Federal Highway Administration programs. APTA said the intent of this provision is to eliminate the state transportation departments' past practice of returning a larger, disproportional share of rescinded funds to the federal government from certain programs, including those used to flex funds into public transportation projects, such as the Congestion Mitigation and Air Quality Improvement Program.

    RAIL SAFETY LEGISLATION

    According to APTA, Congress adjourned for the year without enacting proposed legislation to improve rail safety. On October 17, the House passed the "Federal Railroad Safety and Improvement Act of 2007" (H.R. 2095) by a vote of 377-38. The Senate Committee on Commerce, Science, and Transportation reported similar legislation, the "Railroad Safety Enhancement Act of 2007" (S. 1889), in September 2007. APTA said the Congressional Committees of Jurisdiction expect rail safety legislation to be considered on the Senate floor early in 2008. APTA said both the House and Senate versions of the bill would change federal laws regarding hours of service for commuter rail under the authority of the Federal Railroad Administration, including the reduction of allowable "limbo time" - time spent waiting for deadhead transportation at the end of shifts. APTA believes the bills would mandate implementation of positive train control systems, address grade crossing safety, require the U.S. Department of Transportation to develop rail safety plans, and make numerous other changes to current rail safety laws.

    ABOUT APTA

    APTA is a nonprofit international association of more than 1,500 member organizations including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions; and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. APTA members serve more than 90 percent of persons using public transportation in the United States and Canada.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the passage of any federal appropriations legislation, the potential benefits to the Company as a result of that legislation, including how this legislation may help the Company strengthen its served markets and contribute to achieving its 2008 initiatives, statements relating to what the legislation may reveal about Congressional intentions or future trends in the transit market, statements about how such trends may increase spending in the transit market and potentially increase market demand for the Company's products and services, as well as any statements which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," or "preliminarily," is a forward-looking statement. Such forward-looking statements are subject to risks and uncertainties, including without limitation, risks that the federal appropriations legislation is enacted in such a way that it may not achieve the results the Company currently anticipates, risk that the enaction of that legislation does not result in the anticipated benefits to the mass transit industry or the Company and might not otherwise contribute to the Company's 2008 revenue and earnings goals, risks that the legislation does not accurately predict Congressional intent or indicate a future trend in the mass transit industry, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are amended and supplemented by our quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated, and we undertake no obligation to provide updates or supplements to the information contained herein, including these forward looking statements, except as required by the rules and regulations of the Securities and Exchange Commission.


    CONTACT: DRI Corporation Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com
             or
             Christensen-cQuest Contact:
             Collum Hunter
             Associate
             Phone: (480) 614-3036
             Fax: (480) 614-3033
             E-Mail: chunter@ChristensenIR.com